                             PUBLIC STORAGE, INC.
                          6,000,000 Depositary Shares
                    Each Representing 1/1,000 of a Share of
                  7.625% Cumulative Preferred Stock, Series T
        Liquidation Preference Equivalent to $25.00 Per Depositary Share



                             UNDERWRITING AGREEMENT


                                                                January 15, 2002

SALOMON SMITH BARNEY INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANC ALEX. BROWN INC.
A.G. EDWARDS & SONS, INC.
FIRST UNION SECURITIES, INC.
MORGAN STANLEY & CO. INCORPORATED
CIBC WORLD MARKETS CORP.
RAYMOND JAMES & ASSOCIATES, INC.


     As Representatives of the Several Underwriters

c/o  SALOMON SMITH BARNEY INC.
     388 Greenwich Street
     New York, New York  10013

Ladies and Gentlemen:

          Public Storage, Inc., a real estate investment trust ("REIT") and a California corporation (the "Company"), proposes to issue and sell an aggregate of 6,000,000 shares (the "Shares") of its Depositary Shares (the "Depositary Shares"), each representing 1/1,000 of a share of 7.625% Cumulative Preferred Stock, Series T, stated value $25,000 per share (the "Preferred Stock"), to you and the other underwriters named in Schedule I hereto (collectively, the "Underwriters") for whom you are acting as Representatives (the "Representatives").

     The shares of Preferred Stock represented by the Shares (the "Preferred Shares") will, when issued, be deposited by the Company against delivery of Depositary Receipts ("Depositary Receipts") to be issued by Fleet National Bank, as Depositary (the "Depositary"), under a Deposit Agreement (the "Deposit Agreement") among the Company, the Depositary, and the holders from time to time of the Depositary Receipts issued thereunder. Each Depositary Receipt will represent one or more Depositary Shares.

     The Company wishes to confirm as follows its agreement with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

     1.   Agreements to Sell and Purchase.
          -------------------------------

     On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.2125 per share (the "purchase price per share"), the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Shares increased as set forth in Section 9 hereof).

     2.   Terms of Public Offering.
          ------------------------

     The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has been entered into and the Registration Statement (as defined herein), and, if necessary, any post-effective amendment to the Registration Statement, has become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus (as defined herein).

     3.   Delivery of the Shares and Payment Therefor.
          -------------------------------------------

     Delivery to the Underwriters of and payment for the Shares shall be made at the office of Salomon Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on January 18, 2002 (the "Closing Date"). The place of closing for the Shares and the Closing Date may be varied by agreement between you and the Company.

     Certificates for the Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 P.M., New York City time, on the second business day preceding the Closing Date. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. The certificates evidencing the Shares to be purchased hereunder shall be delivered to you on the Closing Date against payment of the purchase price therefor by wire transfer of immediately available funds to the order of the Company.

     4.  Representations and Warranties of the Company.  The Company represents,
         ---------------------------------------------
warrants and covenants to the Underwriters as set forth below. Certain terms used in this Section 4 are defined in paragraph (ae) hereof.

     (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, registration number 333-69468 (the "Registration Statement"), on Form S-3, including the related prospectus included in the Registration Statement, for the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of, inter alia, the Shares. The Company may have filed one or more amendments
----- ----
thereto, including each related prospectus, and one or more prospectus supplements thereto, each of which has previously been furnished to the Representatives. Any registration statement filed pursuant to Rule 462(b) under the Act is herein referred to as the "Rule 462(b) Registration Statement," and, after such filing, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Shares pursuant to Rule 424 under the Act. The Company has included or will include in such Registration Statement, as amended at the Execution Time, and in the Prospectus Supplement all information required by the Act and the rules thereunder to be included therein with respect to the Shares and the offering thereof. As filed, such Registration Statement, as so amended, and form of final prospectus contained in the Registration Statement and Prospectus Supplement, or such final prospectus and Prospectus Supplement, contains or will contain all required information with respect to the Shares and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the date hereof or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein.

     (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus and the Prospectus Supplement is first filed in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the requirements of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to
--------  -------
the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

     (c) The Registration Statement has become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are, to the knowledge of the Company, pending before or threatened by the Commission.

     (d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances, under which they were made, not misleading.

          (e) The only subsidiaries of the Company are the Subsidiaries (as defined below). Each of the Company, SEI Arlington Acquisition Corporation ("SEI Arlington"), SEI Hypoluxo Acquisition Corporation ("Hypoluxo"), PSTI/SEI -North Bergen Acquisition Corporation ("PSTI"), SEI-Sandy Acquisition Corporation ("Sandy"), PS Orangeco, Inc. ("Orangeco"), Public Storage Pickup & Delivery, Inc. ("PSPUD"), PSI Institutional Advisors, Inc. ("PSIIA"), PSAF Development, Inc. ("PSAF Inc.") PS GPT Properties, Inc. ("PS GPT"), PS LPT Properties Investors ("PS LPT"), Belmont Acquisition Co. ("Belmont"), PS Insurance Company, Ltd. ("PSIC") and SEI - Firestone Acquisition Corporation ("SEI Firestone" and, together with SEI Arlington, Hypoluxo, PSTI, Sandy, Orangeco, PSPUD, PSIIA, PS GPT, PS LPT, Belmont, PSIC and PSAF Inc., the "Subsidiaries"), and PS Partners, Ltd. ("PSPI"), PS Partners II, Ltd. ("PSPII"), PS Partners III, Ltd. ("PSPIII"), PS Partners IV, Ltd. ("PSPIV"), PS Partners V, Ltd. ("PSPV"), PS Partners VI, Ltd. ("PSPVI"), PS Partners VIII, Ltd. ("PSPVIII"), PS Texas Holdings, Ltd. ("Texas Holdings"), PSAF Development Partners, L.P. ("PSAF LP"), PSAC Development Partners, L.P. ("PSAC LP") and PSA Institutional Partners, L.P. ("PSAIP LP" and, together with PSPI, PSPII, PSPIII, PSPIV, PSPV, PSPVI, PSPVIII, Texas Holdings, PSAF LP and PSAC LP, the "Partnerships") has been duly organized and is validly existing (in the case of the Company and each of the Subsidiaries, as a corporation) in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company (a "Material Adverse Effect"). All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through another Subsidiary, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance. The Company owns as of the date hereof approximately 100%, 100%, 100%, 56%, 61%, 61% and 100% of the limited partnership units of PSPI, PSPII, PSPIII, PSPIV, PSPV, PSPVI and PSPVIII, respectively. The Company owns as of the date hereof an approximately 30% economic interest in PSAF LP, a 51% economic interest in PSAC LP, a 100% economic interest in Texas Holdings, and 100% of the common units, 100% of the parity preferred units and none of the exchangeable preferred units (Series N) and 30% of the exchangeable preferred units (Series O) in PSAIP LP.

          (f) The Company, each of the Subsidiaries and each Partnership have all requisite power and authority, and all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Prospectus; all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Company, such Subsidiary or such Partnership; and the Company, each of the Subsidiaries and each Partnership are complying with all applicable laws, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

          (g) The Company, each Subsidiary and each Partnership have good and marketable title to their properties, free and clear of all material liens, charges and encumbrances and equities of record, except as set forth or reflected in the Prospectus.

          (h) The Company, each Subsidiary and each Partnership maintains adequate insurance for the conduct of their respective business as described in the Prospectus.

          (i) The Company, either directly or through the Subsidiaries or Partnerships, owns or licenses or otherwise has the right to use all patents, trademarks, trade names and trade secrets material to the Company's business as described in the Prospectus; other than routine proceedings which if adversely determined would not materially affect the business (as described in the Prospectus) of the Company, the Subsidiaries and the Partnerships taken as a whole, no claims have been asserted by any person with respect to the use of any such patents, trademarks, trade names or trade secrets or challenging or questioning the validity or effectiveness of any such patents, trademarks, trade names or trade secrets; to the best knowledge of the Company, the use, in connection with the business and operations of the Company, the Subsidiaries and the Partnerships, of such patents, trademarks and trade names does not infringe on the rights of any person.

          (j) The Company's authorized capitalization is as set forth in the Prospectus (including the Incorporated Documents); the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of common stock, par value $.10 per share, of the Company (the "Common Stock"), Class B common stock, par value $.10 per share, of the Company (the "Class B Common Stock"), Series A Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock"), Series B Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock"), Adjustable Rate Cumulative Preferred Stock, Series C, stated value $25.00 per share, of the Company (the "Series C Preferred Stock"), 9.50% Cumulative Preferred Stock, Series D, stated value $25.00 per share, of the Company (the "Series D Preferred Stock"), 10% Cumulative Preferred Stock, Series E, stated value $25.00 per share, of the Company (the "Series E Preferred Stock"), 9.75% Cumulative Preferred Stock, Series F, stated value of $25.00 per share, of the Company (the "Series F Preferred Stock"), 8% Cumulative Preferred Stock, Series J, stated value of $25,000 per share, of the Company (the "Series J Preferred Stock"), 8 1/4% Cumulative Preferred Stock, Series K, stated value of $25,000 per share, of the Company (the "Series K Preferred Stock"), 8 1/4% Cumulative Preferred Stock, Series L, stated value of $25,000 per share, of the Company (the "Series L Preferred Stock"), 8.75% Cumulative Preferred Stock, Series M, stated value of $25,000 per share, of the Company (the "Series M Preferred Stock"), 9.5% Cumulative Preferred Stock, Series N, stated value of $25,000 per share, of the Company (the "Series N Preferred Stock"), 9.125% Cumulative Preferred Stock, Series O, stated value of $25,000 per share, of the Company (the "Series O Preferred Stock"), 8.75% Cumulative Preferred Stock, Series P, stated value of $25,000 per share, of the Company (the "Series P Preferred Stock"), 8.750% Cumulative Preferred Stock, Series Q, stated value of $25,000 per share, of the Company (the "Series Q Preferred Stock"), 8.000% Cumulative Preferred Stock, Series R, stated value of $25,000 per share, of the Company (the "Series R Preferred Stock"), 7.875% Cumulative Preferred Stock, Series S, stated value of $25,000 per share, of the Company (the "Series S Preferred Stock"), Equity Stock, Series A, of the Company ("Series A Equity Stock"), Equity Stock, Series AA, of the Company ("Series AA Equity Stock"), and Equity Stock, Series AAA, of the Company ("Series AAA Equity Stock") have each been duly and validly authorized and issued in compliance with all Federal and state securities laws, and are fully paid and nonassessable; the Shares and the Preferred Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement and, in the case of the Shares, the Deposit Agreement, will be fully paid and nonassessable; application has been made to list the Shares on the New York Stock Exchange; the form of certificate for the Shares will be in valid and sufficient form in compliance with New York Stock Exchange requirements; and the holders of outstanding shares of capital stock of the Com-pany are not entitled to preemptive or other rights to subscribe for the Shares or the Preferred Stock.

          (k) There is no pending or, to the best knowledge of the Company, after due inquiry, threatened, action, suit, proceeding or investigation before any court, governmental agency, authority or body or arbitrator involving the Company, any of the Subsidiaries or any of the Partnerships or any of their respective officers or any of their respective properties, assets or rights of a character required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

          (l) The Company has full corporate power and authority to enter into and perform its obligations under this Agreement and the Deposit Agreement and to issue, sell and deliver the Shares and to issue and deliver the Preferred Shares; and this Agreement and the Deposit Agreement have been duly authorized; and this Agreement has been, and the Deposit Agreement as of the Closing Date, will have been, duly executed and delivered by the Company. When so executed, the Deposit Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether a proceeding is considered at law or in equity).

          (m) No consent, approval, authorization or order of any court or governmental agency, authority or body is required (and has not been received) for the execution by the Company of this Agreement or the Deposit Agreement, the performance by the Company of its obligations hereunder or thereunder or the consummation by the Company of the transactions contemplated herein or therein, except such as are required under the state securities or the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters. Neither the Company nor any of its affiliates is presently doing any business with the government of Cuba or with any person or affiliate located in Cuba.

          (n) Neither the Company nor any of the Subsidiaries is in violation of, in conflict with, in breach of or in default under (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default under) its charter or by-laws, and none of the Partnerships is in violation of its respective partnership agreement (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a violation), and neither the Company, any Subsidiary nor any Partnership is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or its properties are bound, except for such defaults as could not, individually or in the aggregate, have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

          (o) Neither the Company, any of the Subsidiaries nor any of the Partnerships has violated any environmental, safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor has the Company, any of the Subsidiaries nor any of the Partnerships violated any Federal, state or local law relating to discrimination in the hiring, promotion, pay or terms or conditions of employment of employees nor any applicable wage or hour laws, nor has the Company or any of the Partnerships engaged in any unfair labor practice, which in each case could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

          (p) Neither the issue and sale of the Shares nor the consummation of any of the other transactions herein contemplated (including without limitation the execution, delivery and performance of the Deposit Agreement, the issuance and deposit of the Preferred Shares in accordance with the Deposit Agreement and the consummation of the transactions contemplated therein) nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or any of the Subsidiaries or the partnership agreement of any of the Partnerships or the terms of any indenture or other agreement or instrument to which the Company, any of the Subsidiaries or any of the Partnerships is a party or is bound or any judgment, order or decree applicable to the Company, any of the Subsidiaries or any of the Partnerships of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships.

          (q) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to each "pension plan" (as defined in ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations (except for such failure to so comply that would not have, singularly or in the aggregate with all other such failures to comply, a Material Adverse Effect), and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

          (r) Other than as described in the Prospectus (including the Incorporated Documents) and other than the grant or assumption of options to purchase 1,776,500 shares of Common Stock since January 1, 2001, there are no outstanding warrants or options to purchase any shares of capital stock of the Company and there are no restrictions upon the voting or transfer of, or the declaration or payment of any dividend or distribution on, any shares of capital stock of the Company pursuant to the articles of incorporation or by-laws of the Company, any agreement or other instrument to which the Company is a party or by which the Company is bound, or any order, law, rule, regulation or determination of any court, governmental agency or body (including, without limitation, any banking or insurance regulatory agency or body), or arbitrator having jurisdiction over the Company. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

          (s) The Company is qualified, has been qualified since January 1, 1981, has been operating, since the beginning of the current fiscal year, in a manner that would continue to permit it to be qualified, and intends to operate so as to continue to be qualified, (i) as a REIT under Section 856 et seq. of
                                                                   -- ---
the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) to be taxed on its "real estate investment trust income" pursuant to Section 857 of the Code.

          (t) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives is, or will be, when made, inaccurate, untrue or incorrect in any material respect.

          (u) Neither the Company nor any of its officers, directors, or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of the Act.

          (v) To the best of the Company's knowledge, the firm of accountants that have certified or shall certify the applicable financial statements and supporting schedules filed or to be filed with the Commission as part of (or incorporated by reference in) the Registration Statement and the Prospectus are independent public accountants with respect to the Company and any other applicable entity, as required by the Act. The financial statements, together with related schedules and notes, incorporated by reference in the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Act. Such financial statements fairly present the consolidated financial position of the Company, the Subsidiaries and the Partnerships at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles, except as otherwise expressly stated therein, as consistently applied throughout such periods. The pro forma financial statements and the related notes thereto, and the other pro forma financial information, included or incorporated by reference in the Prospectus and the Registration Statement present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, in all material respects, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The other financial and statistical information and data included in the Prospectus and in the Registration Statement are, in all material respects, accurately presented and prepared on a basis consistent with applicable financial statements and the books and records of the Company, the Subsidiaries and the Partnerships or, with respect to information and data relating to persons other than the Company, the Subsidiaries and the Partnerships, other information available to the Company.

          (w) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company, any of the Subsidiaries nor any of the Partnerships has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company, the Subsidiaries and the Partnerships taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company, any Subsidiary or any of the Partnerships, or any material adverse change, or any development (that relates to the Company, the Subsidiaries and the Partnerships or to any of its respective properties or assets) which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company, the Subsidiaries and the Partnerships taken as a whole.

          (x) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act.

          (y) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that in all material respects (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (z) To the Company's knowledge, neither the Company, any of its Subsidiaries nor any of the Partnerships nor any employee or agent of the Company, any Subsidiary or any Partnership has made any payment of funds of the Company, any Partnership or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (aa) The Company, each of the Subsidiaries and each of the Partnerships have filed all tax returns required to be filed (except to the extent extensions have been timely filed related thereto), which returns are complete and correct in all material respects, and neither the Company, any Partnership nor any

Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

          (ab) Assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, each Share will represent an interest in 1/1,000 of a share of a validly issued, outstanding, fully paid and nonassessable share of Preferred Stock; assuming due execution and delivery of the Depositary Receipts by the Depositary pursuant to the Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.

          (ac) To the best of the Company's knowledge, no labor disturbance by the employees of the Company, the Subsidiaries or the Partnerships exists or is imminent that would, individually or in the aggregate, have a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's employees and, to the best of the Company's knowledge, no such agreement is imminent.

          (ad) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

          (ae) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus or preliminary prospectus supplement relating to the Shares and the Preferred Shares, in each case filed pursuant to Rule 424(b). "Prospectus" shall mean the prospectus and any Prospectus Supplement relating to the Shares that is first filed pursuant to Rule 424(b) after the Execution Time. "Registration Statement" shall mean the Registration Statement referred to in paragraph (a) above, including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. "Rule 424" refers to such rule under the Act. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein either pursuant to the terms of the Registration Statement or pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be (collectively, the "Incorporated Documents"); and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

      5.     Agreements of the Company. The Company agrees with the Underwriters
             -------------------------
as follows:

      (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by any Underwriter or any dealer, file any amendment or supplement to the Registration Statement (including any filing under Rule 462(b) under the Act) or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

      (b) The Company will use its best efforts to cause the Rule 462(b) Registration Statement and any post-effective amendment to the Registration Statement to become effective, and will notify the Representatives promptly, and will confirm such advice in writing, (1) when any Rule 462(b) Registration Statement and any post-effective amendment to the Registration Statement become effective, (2) of the receipt of any comments from or any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of
Section 5(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading, and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

          (c) The Company will furnish to the Representatives, without charge, four copies of the signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

          (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

          (e) The Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, subject to the provisions of Section 5(a) hereof, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Representatives after reasonable notice thereof.

          (f) The Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares and the Preferred Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably request; provided, that in no event shall the Company be obligated to qualify to do
--------
business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

          (g) During the period of five years commencing on the date hereof, the Company will furnish to each of the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to each of the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

          (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail), with respect to the Company, the Subsidiaries and the Partnerships, for a period of 12 months commencing after the Effective Date of the Registration Statement, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 thereunder) and will file such earnings statement as an exhibit to the next periodic report required by Section 13 or 15(d) of the Exchange Act covering the period when the earnings statement is released.

          (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 9 hereof or by notice given by you terminating this Agreement pursuant to Section 9 or Section 10 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) reasonably incurred by you in connection herewith.

          (j) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares in violation of the Act.

          (k) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under "Use of Proceeds."

          (l) The Company will use its best efforts to have the Shares listed, subject to notice of issuance, on the New York Stock Exchange.

          6.  Conditions of Underwriters' Obligations. The several obligations
              ---------------------------------------
of the Underwriters to purchase the Shares hereunder are subject to the following conditions:

          (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) The Registration Statement (including any post-effective amendment thereto) shall have become effective not later than 5:00 P.M. (and, in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 p.m.), New York City time, on the date of this Agreement, or at such later date and time as shall be consented to in writing by the Representatives, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives.

          (c) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company, the Subsidiaries or the Partnerships not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue in any material respect or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, adversely affect the market for the Shares. On the Closing Date, the Underwriters shall have received a certificate dated the Closing Date, signed by each of the President and Chief Financial Officer of the Company confirming the matters set forth in Sections 6(a), (b) and (c).

          (d) The Underwriters shall have received an opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, from David Goldberg, counsel for the Company, to the effect that:

              (i) Each of the Company, the Subsidiaries and the Partnerships has been duly organized and is validly existing (in the case of the Company and each of the Subsidiaries, as a corporation) in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect;

              (ii) All of the Company's ownership interests in the Partnerships are owned free and clear of any perfected security interest and, to my knowledge, after due inquiry, any other security interests, claims, liens or encumbrances;

              (iii) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Prospectus in all material respects; the statements in the Prospectus Supplement under the caption "Description of Preferred Stock and Depositary Shares" and in the Prospectus under the captions "Description of Preferred Stock" and "Description of the Depositary Shares," insofar as such statements constitute summaries of the documents referred to therein, have been reviewed by such counsel and fairly summarize the matters referred to therein in all material respects; the outstanding shares of Common Stock, Class B Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock, Series O Preferred Stock, Series P Preferred Stock, Series Q Preferred Stock, Series R Preferred Stock, Series S Preferred Stock, Series A Equity Stock, Series AA Equity Stock and Series AAA Equity Stock have been duly and validly authorized and issued and are fully paid and nonassessable and the deposit of the Preferred Shares in accordance with the Deposit Agreement has been duly authorized; the Shares and the Preferred Shares have been duly and validly authorized, and, when issued and delivered pursuant to the Agreement and the Deposit Agreement and, in the case of the Shares, paid for by the Underwriters pursuant to the Agreement, will be fully paid and nonassessable; the Shares have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange; the forms of certificates for the Shares are in valid and sufficient form in compliance with New York Stock Exchange requirements; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares or the Preferred Stock;

          (iv) To the best of my knowledge, after due inquiry, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or arbitrator involving the Company, any of the Subsidiaries or any of the Partnerships of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and, to the best of my knowledge, after due inquiry, the statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 under
Part II, Item 7 - "Management's Discussion and Analys is of Financial Condition and Results of Operations -Distribution Requirements" and under Part III, Item 13 - "Certain Relationships and Related Transactions" and the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 under Part I, Item 2 - "Management's Discussion and Analysis of Financial Condition and Results of Operations - Distribution Requirements" (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express any opinion) fairly summarize the matters therein described in all material respects;

          (v) The Registration Statement and the Prospectus and any amendment or supplement thereto comply as to form in all material respects with the requirements for the use of Form S-3 and the rules and regulations thereunder, and the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules thereunder and each of the Incorporated Documents (or, if any amendment with respect to any such document was filed, when such document was filed), complied as to form in all material respects with the requirements of the Exchange Act and the rules thereunder (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

          (vi) The Company has full corporate power and authority to enter into and perform its obligations under the Agreement and the Deposit Agreement and to issue, sell and deliver the Shares and to issue and deliver the Preferred Stock; and the Agreement has been, and the Deposit Agreement will have been as of the Closing Date, duly authorized, executed and delivered by the Company;

          (vii) No consent, approval, authorization or order of any court or governmental agency, authority or body is required for the execution by the Company of the Agreement or the Deposit Agreement, the performance by the Company of its obligations hereunder or thereunder or the consummation of the transactions contemplated herein or therein, except such as have been obtained under the Act and the Exchange Act and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution by the Underwriters of the Shares;

          (viii) The Company, each Subsidiary and each Partnership have all requisite power and authority, and, to the best knowledge of such counsel, after due inquiry, all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Prospectus; and, to the best of my knowledge, after due inquiry, all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, and the Company, each Subsidiary and each Partnership are complying with all applicable laws, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be;

          (ix) The Company and each of the Subsidiaries are not in violation of its articles of incorporation or by-laws, and each of the Partnerships is not in violation of its respective partnership agreement, and to the best of my knowledge, after due inquiry, neither the Company, the Subsidiaries nor any Partnership is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or its properties are bound, except for such defaults as could not, individually or the aggregate, have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be;

          (x) Neither the issue and sale of the Shares nor the consummation of any of the other transactions contemplated by the Agreement (including without limitation the execution, delivery and performance of the Deposit Agreement, the issuance and deposit of the Preferred Shares in accordance with the Deposit Agreement and the consummation of the transactions contemplated therein) nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under any law or the articles of incorporation or by-laws of the Company or the Subsidiaries or the partnership agreement of any of the Partnerships or the terms of any indenture or other agreement or instrument known to me and to which the Company, any of the Subsidiaries or any of the Partnerships is a party or is bound or any judgment, order or decree known to me to be applicable to the Company, any of the Subsidiaries or any of the Partnerships of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships;

          (xi) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except as provided therein;

          (xii) Any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened;

          (xiii) To the best of such counsel's knowledge, after reasonable inquiry, neither the Company, any of the Subsidiaries nor any of the Partnerships is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, any of the Subsidiaries or any of the Partnerships or of any decree of any court or governmental agency or body having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships, the violation of which could have a Material Adverse

Effect on the Company, such Subsidiary or such Partnership, as the case may be;

          (xiv) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown in all material respects;

          (xv) The Company, the Subsidiaries and the Partnerships own or have the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and, other than routine proceedings which if adversely determined would not materially affect the business of the Company, the Subsidiaries and the Partnerships taken as a whole as described in the Prospectus, such counsel is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Subsidiaries and the Partnerships with respect to the foregoing;

          (xvi) Except as described in the Prospectus and in Section 4(r) of the Agreement, to the best of such counsel's knowledge, after reasonable inquiry, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company;

          (xvii) Except as described in the Prospectus and in Section 4(r) of the Agreement, to the best of such counsel's knowledge, after reasonable inquiry, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the Preferred Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company;

          (xviii)    Assuming due authorization, execution and delivery by the
Depositary, the Deposit Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and (regardless of whether a proceeding is considered at law or in equity);

          (xix) When the Shares evidenced by the Depositary Receipts are issued and delivered in accordance with the terms of the Deposit Agreement against the deposit of duly authorized and issued, fully paid and nonassessable shares of Preferred Stock, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.

          In addition, such counsel shall state that he has participated in conferences with representatives of the Underwriters, and with officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to certain factual matters on the information provided to such counsel by the Company and not on an independent investigation, but in the absence of information to the contrary), no facts have come to such counsel's attention which leads such counsel to believe that the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not
--------
express any comment with respect to the financial statements and other financial data included in the Registration Statement or Prospectus.

          (e) The Underwriters shall have received an opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, from Hogan & Hartson L.L.P., counsel for the Company, to the effect that:

               (i) The statements in the Prospectus under the heading "Federal Income Tax Consequences" and "Risk Factors - We would incur adverse tax consequences if we fail to qualify as a REIT" and "Risk Factors - We would incur a corporate level tax if we sell certain assets" read in conjunction with the statements in the Prospectus Supplement under the heading "Federal Income Tax Consequences," to the extent that they describe matters of law or legal conclusions, are correct in all material respects.

               (ii) Based upon current law, including relevant statutes, regulations and judicial and administrative precedent (which law is subject to change on a retroactive basis), and subject to the limitations and qualifications set forth in such counsel's tax opinion filed as Exhibit 8.1 to the Registration Statement, the Company is organized and currently operates in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code, and the Company's proposed method of operation (as described in the Prospectus, Prospectus Supplement and the Management Representation Letter) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2002, and for subsequent taxable years. The Underwriters may rely upon such counsel's tax opinion filed as Exhibit 8.1 to the Registration Statement to the same extent as if it were set forth in full herein.

          (f) The Underwriters shall have received an opinion, dated the Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives, and such counsel shall have been provided by the Company with such documents and information as they may reasonably request to enable them to pass on such matters.

          (g) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

          (h) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company, the Subsidiaries and the Partnerships taken as a whole; (iv) the Company, the Subsidiaries and the Partnerships shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company, the Subsidiaries, and the Partnerships, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this
Section 6(g) and in Section 6(h) hereof.

          (i) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained or contained in the Deposit Agreement and required to be performed or complied with by it hereunder or thereunder at or prior to the Closing Date.

          (j) Prior to the Closing Date the Shares shall have been listed, subject to notice of issuance, on the New York Stock Exchange.

          (k) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

          Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

          7.    Indemnification and Contribution.
                --------------------------------

          (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue state-ment or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

          (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company (but failure to so notify the Company shall not relieve the Company from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement) and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed promptly to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Salomon Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Shares set forth opposite their names in Schedule I hereto (or such numbers of Shares increased as set forth in Section 9 hereof) and not joint.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (g) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(b) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent such indemnifying party considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

          (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

          8.  Expenses.
              --------

          The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares and the Preferred Shares, including any stamp taxes in connection with the original issuance and sale of the Shares and the Preferred Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, the Deposit Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares and the Preferred Shares; (v) the fees and expenses of the Depositary, including the fees and disbursements of counsel for the Depositary, if any; (vi) the registration of the Shares under the Exchange Act and the listing of the Shares on the New York Stock Exchange; (vii) the registration or qualification of the Shares and the Preferred Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (viii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (x) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

          9.   Effective Date of Agreement.
               ---------------------------

          This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement or a Rule 462 Registration Statement to be declared or become effective before the offering of the Shares may commence, when notification of the effectiveness of such post-effective amendment has been released by the Commission or, in the case of a Rule 462(b) Registration Statement, upon filing thereof. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

          If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Salomon Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

          Any notice under this Section 9 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

          10.  Termination.
               -----------

          This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business, properties, net worth or results of operations of the Company, the Subsidiaries or the Partnerships, whether or not arising in the ordinary course of business, (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited,
(iii) a general moratorium on commercial banking activities in New York or California shall have been declared by either federal or state authorities, or
(iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          11.   Information Furnished by the Underwriters.
                -----------------------------------------

          The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover and the statements in the first three paragraphs and the seventh paragraph under the caption "Underwriting" in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 4(b) and 7 hereof.

          12.   Miscellaneous.
                -------------

          Except as otherwise provided in Sections 3, 9 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company, Public Storage, Inc., 701 Western Avenue, 2nd Floor, Glendale, California 91201-2397,
Attention: Legal Department, or (ii) if to you, as Representatives of the several Underwriters, care of Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Office of the General Counsel.

          This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

          13.   Applicable Law; Counterparts.
                ----------------------------

          This agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                               Very truly yours,

                               PUBLIC STORAGE, INC.

                               By /s/ David Goldberg
                                  ----------------------------------------------
                                  David Goldberg
                                  Vice President and Senior Counsel


Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

SALOMON SMITH BARNEY INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANC ALEX. BROWN INC.
A.G. EDWARDS & SONS, INC.
FIRST UNION SECURITIES, INC.
MORGAN STANLEY & CO. INCORPORATED
CIBC WORLD MARKETS CORP.
RAYMOND JAMES & ASSOCIATES, INC.

As Representatives of the Several Underwriters

By:  SALOMON SMITH BARNEY INC.

By   /s/ Daniel Guglielmone
    ------------------------------------------
     Daniel Guglielmone
     Director

                                  SCHEDULE I

                             PUBLIC STORAGE, INC.
                          6,000,000 Depositary Shares


                                                    Number of
Underwriters                                        Shares
------------                                        ---------
Salomon Smith Barney Inc.........................     810,000
Credit Suisse First Boston Corporation...........     756,000
Deutsche Banc Alex. Brown Inc....................     756,000
A.G. Edwards & Sons, Inc.........................     756,000
First Union Securities, Inc.(1)..................     756,000
Morgan Stanley & Co. Incorporated................     756,000
CIBC World Markets Corp..........................     120,000
Raymond James & Associates, Inc..................     120,000
Charles Schwab & Co., Inc........................      97,500
H&R BLOCK Financial Advisors, Inc................      97,500
Legg Mason Wood Walker, Incorporated.............      97,500
McDonald Investments Inc.(2).....................      97,500
Prudential Securities Incorporated...............      97,500
Quick & Reilly, Inc..............................      97,500
RBC Dain Rauscher Inc............................      97,500
U.S. Bancorp Piper Jaffray Inc...................      97,500
Wells Fargo Securities, LLC......................      97,500
Advest, Inc......................................      22,500
Fahnestock & Co. Inc.............................      22,500
Gruntal & Co., L.L.C.............................      22,500
HSBC Securities (USA) Inc........................      22,500
J.J.B. Hilliard, W.L. Lyons, Inc.................      22,500
Janney Montgomery Scott LLC......................      22,500
Mesirow Financial, Inc...........................      22,500
NatCity Investments, Inc.........................      22,500
Robert W. Baird & Co. Incorporated...............      22,500
Stifel, Nicolaus & Company, Incorporated.........      22,500
TD Waterhouse Group, Inc.........................      22,500
Tucker Anthony Incorporated......................      22,500
William Blair & Company, L.L.C...................      22,500
                                                    ---------

    Total........................................   6,000,000
                                                    =========

(1) First Union Securities, Inc. is acting under the trade name Wachovia Securities.
(2) McDonald Investments Inc. is a member of the Key financial network.